Exhibit 99.1

Second Quarter 2008 Results

Table of Contents

Earnings Release	1-3

Consolidated Statements of Operations	4

Consolidated Statements of Funds From Operations and Adjusted Funds From Operations	5

Consolidated Balance Sheets	6

Operating Properties	7

Lease Expirations	8

Development Projects	9

Debt Summary	10

Capital Structure	10

Common Share and Operating Partnership Unit Weighted Average Amounts Outstanding	11

2008 Guidance	12

Du Pont Fabros Technology, Inc. 1212 New York Avenue, NW Suite 900 Washington, D.C. 20005 (202) 728-0044

Note: This press release supplement contains certain non-GAAP financial measures that management believes are helpful in understanding our business, as further discussed within this press release supplement. These financial measures, which include but are not limited to Funds from Operations and Adjusted Funds From Operations, should not be considered as an alternative to net earnings or any other GAAP measurement of performance or as an alternative to cash flows from operating, investing or financing activities. Furthermore, these non-GAAP financial measures are not intended to be a measure of cash flow or liquidity.

Information included in this supplemental package is unaudited.

Du Pont Fabros Technology, Inc.
1212 New York Avenue, NW
Suite 900
Washington, D.C. 20005

NEWS AT FINANCIAL RELATIONS BOARD: Victoria Baker Investor/Media Inquiries 703-796-1798 vbaker@frbir.com

FOR IMMEDIATE RELEASE

FRIDAY AUGUST 8, 2008

DUPONT FABROS TECHNOLOGY, INC. REPORTS

SECOND QUARTER 2008 RESULTS

WASHINGTON, D.C., August 8, 2008—DuPont Fabros Technology, Inc. (NYSE: DFT), a real estate investment trust (REIT) that acquires, develops, owns and operates wholesale data centers, today reported results for the quarter and six months ended June 30, 2008. All per share results are reported on a fully diluted basis.

The 2007 results include only the operations for the entity that constituted the Predecessor of DuPont Fabros Technology, Inc. The historical financial results of the company’s Predecessor do not include the financial performance of those entities that were consolidated under the ownership of the company as a result of the October 24, 2007 IPO or the company’s operating data centers, other than ACC3, which is owned by the Predecessor. In addition, the Predecessor’s results exclude the impact of purchase accounting adjustments resulting from the company’s formation. For these and other reasons, the Predecessor’s historical operating results are not directly comparable to the company’s operating results after the IPO.

Hossein Fateh, President and Chief Executive Officer of DuPont Fabros Technology, said “To date, despite a slowing economy, we remain on track to meet our 2008 FFO guidance at the top half of our original range. The build out of our pipeline is progressing, and we believe that overall demand for our data centers remains healthy.”

Second Quarter 2008

For the quarter ended June 30, 2008, the company reported net income of $5.9 million, or $0.17 per share compared to $0.5 million at the Predecessor for the second quarter of 2007. Funds from operations (“FFO”) for the quarter ended June 30, 2008 were $23.2 million, or $0.35 per share, while Adjusted FFO (“AFFO”) was $14.3 million, or $0.21 per share. Revenues were $42.1 million for the second quarter of 2008, an increase of $1.0 million, or 2.4%, sequentially as compared to the first quarter of 2008.

Six Months Ended June 30, 2008

For the six months ended June 30, 2008, the company reported net income of $11.5 million, or $0.32 per share, compared to $1.0 million at the Predecessor for the six months ended June 30, 2007. FFO for the six months ended June 30, 2008 was $45.6 million, or $0.69 per share, while AFFO was $27.4 million, or $0.41 per share.

Current Status

As of June 30, 2008, the company’s operating data center portfolio, encompassing 82.4 megawatts (“MW”) of critical load and 539,198 raised square feet, was 93.9% leased compared to 93.2% leased as of March 31, 2008. During the second quarter the company entered into one lease for 0.6 megawatts of critical load at ACC4 in Ashburn, Virginia. Critical load, also referred to as IT load or load used by tenants’ servers or related equipment, is the power that is available for exclusive use of the company’s tenants.

Development Update

Effective August 1, 2008, the company opened Phase 1 of CH1 in Elk Grove Village, Illinois, comprising 18.2 megawatts of critical load. During the second quarter of 2008, the company commenced construction of Phase 1 of NJ1 in Piscataway, New Jersey. The company anticipates starting construction of Phase 1 of SC1 in Santa Clara, California in the third quarter of 2008.

Liquidity

As of June 30, 2008, total debt outstanding was $381.7 million, representing 23.5% of the company’s total market capitalization. As of the date of this press release, the company has $179.0 million available on its revolving credit facility and approximately $12 million of unrestricted cash. The company expects to close on a secured loan within the next ninety days specific to its unencumbered ACC4 facility to fund data center development. These existing funding sources, combined with the new borrowing, give the company liquidity to meet its current funding requirements.

Dividends

On May 20, 2008, the company’s Board of Directors declared a regular quarterly cash dividend for the second quarter of 2008 at the rate of $0.1875 ($0.75 annualized) per common share for shareholders of record as of June 27, 2008. The dividend was paid on July 11, 2008.

2008 Guidance

The company has revised its guidance for full year 2008 on a per share fully diluted basis. The change to the full year guidance is listed below:

	Previous	Revised
FFO	$1.20 to $1.30	$1.24 to $1.30

The company anticipates FFO at the midpoint of the revised guidance range.

About DuPont Fabros Technology, Inc.

DuPont Fabros Technology, Inc. (NYSE: DFT) is a real estate investment trust (REIT) and leading owner, developer, operator and manager of wholesale data centers. The company’s data centers are highly specialized, secure facilities used primarily by national and international technology companies to house, power and cool the computer servers that support many of their most critical business processes. The company is headquartered in Washington, DC. For more information please visit www.dft.com.

Forward-Looking Statements

Certain statements contained in this press release may be deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters described in these forward-looking statements describe expectations regarding future events, results and trends and are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the company’s control. The company faces many risks that could cause its actual performance to differ materially from the results predicted by its forward-looking statements, including, without limitation, the risk that the company may be unable to obtain financing on favorable terms, the risks commonly associated with construction and development of new facilities, risks relating to compliance with permitting, zoning, land-use and environmental requirements, the risks related to the leasing of space to third-party tenants, the risk that the company may be unable to acquire additional properties on favorable terms or at all, and the risk that the company may not be able to maintain its qualification as a REIT for federal tax purposes. The periodic reports that the company files with the Securities and Exchange Commission, as well as the annual report on Form 10-K, contain detailed descriptions of these and many other risks to which the company is subject. Because of those risks, the company’s actual results, performance or achievements may differ materially from the results, performance or achievements contemplated by its forward-looking statements. The information set forth in this news release represents management’s current expectations and intentions. The company assumes no responsibility to issue updates to the forward-looking matters discussed in this press release.

Conference Call and Web Cast Information

The Company will host a conference call to discuss these results today, Friday, August 8, 2008 at 10:00 a.m. EDT. Please visit the Investor section of the company’s website at www.dft.com for the link or by dialing 888-244-2435 (Domestic) or 913-312-6678 (International). A replay of the webcast will be available for seven days at this site. To access the replay, dial 888-203-1112 (Domestic) or 719-457-0820 (International) using conference ID 5749634. The webcast will be archived on the company’s website for one year at www.dft.com on the Presentations & Webcasts page.

DUPONT FABROS TECHNOLOGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited and in thousands except share and per share data)

	DuPont Fabros Technology, Inc.	The Predecessor	DuPont Fabros Technology, Inc.	The Predecessor
	Quarter ended June 30, 2008	Quarter ended June 30, 2007	Six months ended June 30, 2008	Six months ended June 30, 2007
Revenue:
Base rent	$25,910	$4,533	$51,741	$9,006
Recoveries from tenants	13,475	1,862	25,936	3,545
Other revenue	2,683	—	5,539	—

Total operating revenue	42,068	6,395	83,216	12,551
Expenses:
Property operating costs	11,000	1,372	21,307	2,694
Real estate taxes and insurance	995	98	1,880	189
Management fees	—	393	—	696
Depreciation and amortization	12,064	1,090	24,078	2,180
General and administrative	3,082	28	5,725	65
Other expenses	2,230	—	4,570	—

Total operating expenses	29,371	2,981	57,560	5,824

Operating income	12,697	3,414	25,656	6,727

Other income and expense:
Interest income	34	45	81	84
Interest expense	(1,568)	(2,907)	(4,054)	(5,762)

Income before minority interests - operating partnership	11,163	552	21,683	1,049

Minority interests - operating partnership	(5,249)	—	(10,203)	—

Net income	$5,914	$552	$11,480	$1,049

Earnings per common share - basic	$0.17	N/A	$0.32	N/A

Earnings per common share - diluted	$0.17	N/A	$0.32	N/A

Dividends declared per common share	$0.1875	N/A	$0.3750	N/A

Weighted average number of common shares outstanding - basic	35,418,119	N/A	35,417,923	N/A

Weighted average number of common shares outstanding - diluted	35,439,836	N/A	35,425,373	N/A

DUPONT FABROS TECHNOLOGY, INC.

RECONCILIATIONS OF NET INCOME TO FFO AND AFFO (1)

(unaudited and in thousands except per share data)

	DuPont Fabros Technology, Inc.	The Predecessor	DuPont Fabros Technology, Inc.	The Predecessor
	Quarter ended June 30, 2008	Quarter ended June 30, 2007	Six months ended June 30, 2008	Six months ended June 30, 2007
Net income	$5,914	$552	$11,480	$1,049
Real estate depreciation and amortization	12,010	1,090	23,944	2,180
Minority interests in operating partnership	5,249	—	10,203	—

FFO	$23,173	$1,642	$45,627	$3,229
Straight-line revenue	(7,513)	(1,300)	(15,408)	(2,591)
Non-cash stock based compensation expense	355	—	704	—
Below market lease amortization, net of above market lease amortization	(1,743)	—	(3,487)	—

AFFO	$14,272	$342	$27,436	$638

FFO per share - diluted	$0.35	n/a	$0.69	n/a

AFFO per share - diluted	$0.21	n/a	$0.41	n/a

(1)	Funds from operations, or FFO, is used by industry analysts and investors as a supplemental operating performance measure for REITs. We calculate FFO in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. FFO, as defined by NAREIT, represents net income (loss) determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

We use FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating expenses. We also believe that, as a widely recognized measure of the performance of equity REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes real estate related depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited.

While FFO is a relevant and widely used measure of operating performance of equity REITs, other equity REITs may use different methodologies for calculating FFO and, accordingly, FFO as disclosed by such other REITs may not be comparable to funds from operations published herein. Therefore, we believe that in order to facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (loss) as presented in the consolidated statements of operations. FFO should not be considered as an alternative to net income as an indicator of the properties’ financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.

We also present FFO with a supplemental adjustment which we call Adjusted FFO (“AFFO”). AFFO is FFO excluding straight-line revenue, non-cash stock based compensation, gain or loss on derivative instruments, acquisition of service agreements, below market lease amortization net of above market lease amortization and early extinguishment of debt costs. AFFO does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income as an indicator of our operating performance or as an alternative to cash flow provided by operations as a measure of liquidity and is not necessarily indicative of funds available to fund our cash needs including our ability to pay dividends. In addition, AFFO may not be comparable to similarly titled measurements employed by other companies. Our management uses AFFO in management reports given to our board of directors, to provide a measure of REIT operating performance that can be compared to other companies using AFFO and as an important measure of operating performance.

DUPONT FABROS TECHNOLOGY, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands except share and per share data)

	June 30, 2008	December 31, 2007
	(unaudited)
ASSETS
Income producing property:
Land	$26,971	$26,971
Buildings and improvements	1,101,459	1,102,954

	1,128,430	1,129,925
Less: accumulated depreciation	(39,439)	(17,710)

Net income producing property	1,088,991	1,112,215
Construction in progress and land held for development	379,320	245,636

Net real estate	1,468,311	1,357,851
Cash and cash equivalents	10,426	11,510
Restricted cash	119	119
Rents and other receivables	4,599	1,304
Deferred rent	28,019	12,611
Lease contracts above market value, net	20,645	22,078
Deferred costs, net	42,032	45,863
Prepaid expenses and other assets	3,525	2,819

Total assets	$1,577,676	$1,454,155

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Line of credit	$62,000	$—
Mortgage notes payable	319,676	296,719
Accounts payable and accrued liabilities	14,491	11,011
Construction costs payable	68,919	28,070
Dividend and distribution payable	12,558	10,044
Lease contracts below market value, net	43,357	48,277
Other liabilities	11,112	12,359

Total liabilities	532,113	406,480
Minority interests - operating partnership	489,010	490,102
Commitments and contingencies	—	—

Stockholders’ equity:
Preferred stock, par value $.001, 50,000,000 shares authorized, no shares issued or outstanding at June 30, 2008 and December 31, 2007	—	—
Common stock, par value $.001, 250,000,000 shares authorized, 35,473,563 shares issued and outstanding at June 30, 2008, and 35,453,833 issued and outstanding at December 31, 2007	35	35
Additional paid in capital	651,513	664,714
Accumulated deficit	(87,826)	(99,306)
Accumulated other comprehensive loss	(7,169)	(7,870)

Total stockholders’ equity	556,553	557,573

Total liabilities and stockholders’ equity	$1,577,676	$1,454,155

DUPONT FABROS TECHNOLOGY, INC.

Operating Properties

As of July 1, 2008

Property	Property Location	Year Built/ Renovated		Gross Building Area (1)	Raised Square Feet (2)	Critical Load MW (3)	% Leased (4)	Annualized Rent (in thousands) (5)(6)	Annualized Management Fee Recoveries (in thousands) (7)
VA3	Reston, VA	2003	(8)	256,000	144,901	13.0	100%	$8,579	$702
VA4	Bristow, VA	2005	(8)	230,000	90,000	9.6	100%	$16,095	$1,143
ACC2	Ashburn, VA	2001/2005		87,000	53,397	10.4	100%	$11,154	$776
ACC3	Ashburn, VA	2001/2006		147,000	79,600	13.0	100%	$18,076	$1,203
ACC4	Ashburn, VA	2007		307,000	171,300	36.4	85.9%	$44,631	$2,654

Totals				1,027,000	539,198	82.4	93.9%	$98,535	$6,478

(1)	Gross building area is the entire building area, including raised square footage (the portion of gross building area where our tenants’ computer servers are located), tenant common areas, areas controlled by us (such as the mechanical, telecommunications and utility rooms) and, in some facilities, individual office and storage space leased on an as available basis to our tenants.
(2)	Raised square footage is that portion of gross building area where our tenants locate their computer servers. We consider raised square footage to be the net rentable square footage in each of our facilities.
(3)	Critical load (also referred to as IT load or load used by tenants’ servers or related equipment) is the power available for exclusive use by our tenants expressed in terms of megawatt, or MW, or kilowatt, or kW (1 MW is equal to 1,000 kW). In addition to critical load, each of our data centers is designed to provide sufficient additional power to cool our tenants’ servers, which we refer to as essential load.
(4)	Percentage leased is expressed as a percentage of critical load that is subject to an executed lease as of July 1, 2008.
(5)	Annualized rent is presented for leases executed as of July 1, 2008 on a straight-lined basis over the non-cancellable terms of the respective leases beginning from the date of the most recent amendment to a lease agreement, or from the later of the original date of an agreement if not amended or the acquisition date of the property holding the lease. Annualized rent includes base rent and other rents (including, as applicable, office, storage, parking and cage space) and all historical and future contractual increases to such rents, including any increases that are scheduled to occur subsequent to July 1, 2008. Annualized rent excludes the amortization of above and below market leases. On an annualized basis this amortization will increase revenue by $7.0 million.
(6)	Annualized rent based on actual base rental rates in effect as of July 1, 2008, without giving effect to any future contractual rent increases, equals $8.3 million, $14.6 million, $9.7 million, $16.9 million and $21.2 million for VA3, VA4, ACC2, ACC3 and ACC4, respectively, or $70.7 million in the aggregate.
(7)	Annualized management fee recoveries for all leases commenced as of July 1, 2008, as determined from the date of the most recent amendment to a lease agreement, or from the original date of an agreement if not amended, consists of our property management fee, which is a variable fee that our tenants pay in exchange for receiving property management services from us, including general maintenance, operations and administration of each facility. This fee is equal to approximately 5.0% of the sum of (i) base rent, (ii) other rents (including, as applicable, office, storage, parking and cage space) and (iii) estimated recoverable operating expenses allocable to each tenant over the term of the lease other than direct electric, which we define as the cost of the critical and essential load used by a tenant to power and cool its servers. For the purposes of calculating annualized management fee recoveries with respect to each property, we have annualized the property operating expenses for the six months ended June 30, 2008.
(8)	Acquired as a fully-developed property.

DUPONT FABROS TECHNOLOGY, INC.

Lease Expirations

As of July 1, 2008

The following table sets forth a summary schedule of our operating properties’ lease expirations and the corresponding effects in terms of both raised square feet and critical load for each of the ten full calendar years as of July 1, 2008. The information set forth in the table assumes that tenants exercise no renewal options.

Year of Lease Expiration	Property	Number of Leases Expiring (1)	Square Footage of Expiring Leases (2)	% of Net Rentable Square Feet	Total kW of Expiring Leases (3)	% of Leased kW	% of Annualized Rent
2008	VA3	1	—	—	163	0.2%	0.3%
2009	VA3	1	27,268	5.3%	2,600	3.3%	1.2%
	ACC4	1	—	—	—	—	0.0%
2010	VA3	1	66,661	12.9%	5,688	7.4%	4.2%
2011	VA3	1	14,320	2.8%	1,300	1.7%	1.0%
2012	VA4	1	15,000	2.9%	1,600	2.1%	2.6%
2013	VA3	1	26,943	5.2%	2,600	3.4%	1.3%
	VA4	1	15,000	2.9%	1,600	2.1%	2.7%
2014	VA3	1	9,709	1.9%	650	0.8%	0.8%
	VA4	1	15,000	2.9%	1,600	2.1%	2.7%
2015	ACC2	1	53,397	10.4%	10,400	13.5%	11.3%
	VA4	1	15,000	2.9%	1,600	2.1%	2.7%
2016	ACC3	1	39,800	7.7%	6,500	8.4%	9.5%
	VA4	1	15,000	2.9%	1,600	2.1%	2.8%
2017	ACC3	1	23,600	4.6%	3,900	5.0%	5.3%
	VA4	1	15,000	2.9%	1,600	2.1%	2.9%
	ACC4	6	37,500	7.3%	7,961	10.3%	11.4%
After 2017	ACC3/ ACC4	8	126,325	24.5%	25,918	33.4%	37.3%

Total		30	515,523	100%	77,280	100%	100%

(1)	Based on 14 separate leases. Six of these leases include staggered expiration dates. For purposes of the above chart, we have treated each staggered expiration as a separate lease.
(2)	Raised square footage is that portion of gross building area where our tenants locate their computer servers. We consider raised square footage to be the net rentable square footage in each of our facilities.
(3)	One megawatt is equal to 1,000 kW.

DUPONT FABROS TECHNOLOGY, INC.

Development Projects

As of June 30, 2008

($ in thousands)

Property	Property Location	Gross Building Area(1)	Raised Square Feet(2)	Critical Load MW(3)	Estimated Total Cost (4)	Construction in Progress(5)	Expected Completion Date
Projects Under Development
CH1 Phase I	Elk Grove Village, IL	285,000	121,223	18.2	$200,000 - $210,000	$192,844	3Q 2008
ACC5 Phase I	Ashburn, VA	150,000	85,600	18.2	$170,000 - $220,000	$57,617	1Q 2009
NJ1 Phase I	Piscataway, NJ	150,000	85,600	18.2	$220,000 - $280,000	$38,322	3Q 2009
SC1 Phase I	Santa Clara, CA	150,000	85,600	18.2	$240,000 - $300,000	$22,145	4Q 2009

		735,000	378,023	72.8	$830,000 - $1,010,000	$310,928
Future Development Projects
CH1 Phase II	Elk Grove Village, IL	200,000	89,917	18.2	*
ACC5 Phase II	Ashburn, VA	150,000	85,600	18.2	*
SC1 Phase II	Santa Clara, CA	150,000	85,600	18.2	*
NJ1 Phase II	Piscataway, NJ	150,000	85,600	18.2	*
SC2 Phase I	Santa Clara, CA	150,000	85,600	18.2	*
SC2 Phase II	Santa Clara, CA	150,000	85,600	18.2	*
ACC6 Phase I	Ashburn, VA	120,000	77,500	15.6	*
ACC6 Phase II	Ashburn, VA	120,000	77,500	15.6	*
ACC7	Ashburn, VA	100,000	50,000	10.4	*

		1,290,000	722,917	150.8

*	Development costs have not yet been estimated.
(1)	Gross building area is the entire building area, including raised square footage (the portion of gross building area where our tenants’ computer servers are located), tenant common areas, areas controlled by us (such as the mechanical, telecommunications and utility rooms) and, in some facilities, individual office and storage space leased on an as available basis to our tenants.
(2)	Raised square footage is that portion of gross building area where our tenants locate their computer servers. We consider raised square footage to be the net rentable square footage in each of our facilities.
(3)	Critical load (also referred to as IT load or load used by tenants’ servers or related equipment) is the power available for exclusive use by our tenants expressed in terms of MW or kW (1 MW is equal to 1,000 kW). In addition to critical load, each of our data centers is designed to provide sufficient additional power to cool our tenants’ servers, which we refer to as essential load. Estimated critical loads for ACC5, SC1, NJ1 and SC2 are based generally on our present intention to employ designs for these facilities similar to our ACC4 prototype. The estimated critical loads for ACC6 and ACC7 are expected to be lower due to constraints imposed on us by the size of the properties.
(4)	Includes estimated capitalization for construction and development, including closing costs, capitalized interest and capitalized operating carrying costs, as applicable.
(5)	This is the amount capitalized as of June 30, 2008.

DUPONT FABROS TECHNOLOGY, INC.

Debt Summary as of June 30, 2008

($ in thousands)

	Amounts	% of Total	Rates (1)		Maturities (years)
Term Loan	$200,000	52.4%	6.5	% (2)	3.1
Construction Loan	119,676	31.4%	4.7%		1.5
Line of Credit	62,000	16.2%	3.7%		2.1

Total	$381,676	100.0%	5.5%		2.4

Note:	The company capitalized interest of $8.1 million and $0 during the six months ended June 30, 2008 and 2007, respectively. The company capitalized interest of $4.6 million and $0 during the three months ended June 30, 2008 and 2007 respectively.

(1)	Rate as of June 30, 2008
(2)	Rate is fixed by an interest rate swap

Debt Maturity Schedule as of June 30, 2008

($ in thousands)

Year	Amounts	% of Total	Rates (1)
2008	$—	—	—
2009(3)	119,676	31.4%	4.7%
2010(4)	62,000	16.2%	3.7%
2011(5)	200,000	52.4%	6.5	%(2)

Total	$381,676	100.0%	5.5%

(1)	Rate as of June 30, 2008
(2)	Rate is fixed by an interest rate swap
(3)	This loan matures on December 20, 2009 subject to a one-year extension option exercisable by the company.
(4)	Amount outstanding on the company’s $275 million floating rate revolving facility which matures on August 7, 2010, subject to a one-year extension option exercisable by the company.
(5)	Matures on August 7, 2011 with no extension option.

Capital Structure as of June 30, 2008

(in thousands except per share data)

Mortgage notes payable		$319,676
Line of Credit		62,000

Total Debt		381,676	23.5%
Common Shares	35,474
Operating Partnership (“OP”) Units	31,162

Total Shares and OP Units	66,636
Common Share Price at June 30, 2008	$18.64

Total Equity		1,242,095	76.5%

Total Market Capitalization		$1,623,771	100.0%

DUPONT FABROS TECHNOLOGY, INC.

Common Share and OP Unit

Weighted Average Amounts Outstanding

(Amounts in thousands)

	Q2 2008	YTD 2008
Weighted Average Amounts Outstanding for Net Income Purposes:
Common Shares basic
Shares issued from assumed conversion of	35,418	35,418
- Restricted Shares	22	7

Total Common Shares and OP Units - diluted	35,440	35,425

Weighted Average Amounts Outstanding for FFO Purposes:
Common Shares - basic	35,418	35,418
OP Units - basic	31,162	31,162

Total Common Shares and OP Units	66,580	66,580
Share issued from assumed conversion of
- Restricted Shares	22	7

Total Common Shares and OP Units - diluted	66,602	66,587

Period Ending Amounts Outstanding:
Common Shares	35,474
OP Units	31,162

Total Common Shares and OP Units	66,636

DUPONT FABROS TECHNOLOGY, INC.

2008 Guidance(1)

(in thousands except per share data)

The earnings guidance provided below is based on current expectations and are forward looking.

	Actual results for the six months ended June 30, 2008	Forecast for the second half of 2008	Forecast for the year ended December 31, 2008 (based on mid-point of 2008 guidance)
Net income	$11,480	$6,377	$17,857
Real estate related depreciation and amortization	23,944	26,952	50,896
Minority interests in operating partnership	10,203	5,669	15,872

FFO	$45,627	$38,998	$84,625

FFO per share and unit - diluted	$0.69	$0.58	$1.27

Total common shares and OP units - diluted	66,587	66,617	66,602

(1)	Funds from operations, or FFO, is used by industry analysts and investors as a supplemental operating performance measure for REITs. We calculate FFO in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. FFO, as defined by NAREIT, represents net income (loss) determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

We use FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating expenses. We also believe that, as a widely recognized measure of the performance of equity REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes real estate related depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited.

While FFO is a relevant and widely used measure of operating performance of equity REITs, other equity REITs may use different methodologies for calculating FFO and, accordingly, FFO as disclosed by such other REITs may not be comparable to funds from operations published herein. Therefore, we believe that in order to facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (loss) as presented in the consolidated statements of operations. FFO should not be considered as an alternative to net income as an indicator of the properties’ financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.